Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 31, 2005 relating to the consolidated financial statements and financial statement schedule of Serono S.A., which appear in Serono S.A.’s Annual Report on Form 20-F for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

PricewaterhouseCoopers S.A.

/s/ M. AKED
M. Aked

/s/ P. -A. DÉVAUD
P. -A. Dévaud

Geneva, Switzerland

January 23, 2006